UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 29, 2018

LHC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33989	71-0918189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Hugh Wallis Road South, Lafayette, LA 70508

(Address of Principal Executive Offices) (Zip Code)

(337) 233-1307

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 30, 2018, LHC Group, Inc. (the “Company” or “LHC Group”) entered into a new Senior Secured Credit Facility (the “2018 Credit Facility”) in connection with the Merger (as defined below) with Almost Family, Inc. (“Almost Family”) to refinance and replace the Company’s and Almost Family’s existing bank credit facilities. The commitments to lend under the 2018 Credit Facility became effective on April 2, 2018 following the effectiveness of the Merger between the Company and Almost Family, as described in Item 2.01 below, and the satisfaction of customary closing conditions.

The total lender commitment under the 2018 Credit Facility is $500,000,000, with an additional uncommitted incremental $200 million facility, and the term of the 2018 Credit Facility expires on March 30, 2023.The 2018 Credit Facility will bear interest, at the Company’s option, at either (i) the prevailing London Interbank Offered Rate (“LIBOR”) (with interest periods of one week or one, two, three or six months at the Company’s option) plus a spread of 1.50%—2.25% based on a customary leverage-ratio grid or (ii) the prevailing prime or base rate plus a spread of 0.5%—1.25% based on a customary leverage-ratio grid. The 2018 Credit Facility requires a minimum LIBOR rate of 1%. Additionally, the Company will be required to pay an annual commitment fee of 0.20%—0.35% on the average daily unused portion of the 2018 Credit Facility commitment based on a customary leverage-ratio grid.

Under the terms of the 2018 Credit Facility, the Company will be required to maintain certain financial ratios and comply with certain financial covenants. The 2018 Credit Facility will allow the Company to make certain restricted payments within certain parameters provided the Company maintains compliance with those financial ratios and covenants after giving effect to such restricted payments or, in the case of repurchasing shares of its stock, so long as such repurchases are within certain specified baskets. The foregoing description of the 2018 Credit Facility does not purport to be complete and is qualified in its entirety by the terms and conditions of the 2018 Credit Facility, which is filed as Exhibit 10.1 hereto, and incorporated into this report by reference.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger and the borrowings under the 2018 Credit Facility described in Item 2.03 below, the Company terminated its existing credit facility (the “2014 Credit Facility”) evidenced by that certain Credit Agreement, dated as of June 18, 2014, among the Company, Capital One, National Association, as administrative agent, sole bookrunner, sole lead arranger, and a lender, JPMorgan Chase Bank, N.A., Regions Bank and Compass Bank, as co-syndication agents and lenders, and Whitney Bank, as a lender. In connection with the consummation of the Merger, the outstanding balance of approximately $125.1 million under the 2014 Credit Facility was repaid using proceeds from the borrowings under the 2018 Credit Facility described in Item 2.03 below.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 29, 2018, the Company closed its previously announced merger of equals business combination with Almost Family as contemplated by that certain Agreement and Plan of Merger, dated as of November 15, 2017 (the “Merger Agreement”), by and among the Company, Almost Family and Hammer Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), with the merger of Merger Sub with and into Almost Family (the “Merger”), with Almost Family continuing as the surviving entity in the Merger and as a wholly owned subsidiary of the Company, becoming effective on April 1, 2014.

As a result of the Merger, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of Almost Family, other than certain cancelled shares, was converted into the right to receive 0.9150 shares of the Company’s common stock (the “Company Common Stock”) and cash in lieu of any fractional shares of any Company Common Stock that Almost Family shareholders would otherwise have been entitled to receive.

The issuance of Company Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-4 (File No. 333-222209) filed with the Securities and Exchange Commission (the “SEC”) and declared effective on February 12, 2018 (the “Registration Statement”) and incorporated herein by reference.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) in this Form 8-K does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 16, 2017 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 2, 2018, the commitments to lend under the 2018 Credit Facility became effective following the consummation of the Merger and the satisfaction of the other closing conditions thereunder.

Also on April 2, 2018, the Company borrowed approximately $247.4 million under the 2018 Credit Facility to (i) repay the approximately $107.3 million of outstanding borrowings under Almost Family’s $350 million credit facility with a scheduled maturity of December 2021, (ii) repay the approximately $125.1 million of outstanding borrowings under the Company’s 2014 Credit Facility and (iii) pay certain debt issuance and repayment costs and Merger related fees and expenses. Following these borrowings, the Company had approximately $252.6 million of remaining borrowing capacity available under the 2018 Credit Facility. Each of the Company’s prior credit facility and the Almost Family credit facility terminated in connection with the repayment thereof.

The description of the 2018 Credit Facility contained in Item 1.01 above and the full text of the 2018 Credit Facility filed as Exhibit 10.1 hereto, are incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

The Merger Agreement provided that the board of directors of the Company (the “Board”) following the consummation of the Merger will consist of (i) five independent directors selected by the Company, (ii) four independent directors selected by Almost Family and (iii) Keith G. Myers (the current Chief Executive Officer of the Company and Chairman of the Board). The Company designees are Keith G. Myers, W.J. “Billy” Tauzin, Monica F. Azare, John L. Indest, Ronald T. Nixon and Brent Turner (the “Company Designees”) and the Almost Family designees are W. Earl Reed III, Tyree G. Wilburn, Clifford S. Holtz and Jonathan D. Goldberg (the “Almost Family Designees”). The Company Designees are all current directors of the Company and the Almost Family Designees were all directors of Almost Family immediately prior to the Merger.    In connection therewith and effective as of the Effective Time, John B. Breaux, Kenneth E. Thorpe and Dan S. Wilford have resigned from and ceased serving as directors on the Board and any and all committees thereof. Messrs. Breaux, Thorpe and Wilford resigned solely in connection with the Merger and no director resigned because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective immediately following those resignations, the Board fixed the size of the Board at 10 directors, appointed the Almost Family Designees to serve as members of the Board in the classes of directors set forth below and reappointed certain of the Company Designees to serve in the classes of directors set forth below. As a result, the composition of the Board is as follows:

Class I (Term expires 2018)	Class II (term expires 2019)	Class III (term expires 2020)
Keith G. Myers	Monica F. Azare	W.J. “Billy” Tauzin
Ronald T. Nixon	John L. Indest	Brent Turner
W. Earl Reed III	Tyree G. Wilburn	Jonathan D. Goldberg
Clifford S. Holtz

Mr. Myers will continue to serve as Chairman of the Board and Mr. Taulzin will continue to serve as the lead independent director.

In connection with the Merger and the expansion of the Board, the Board also effected certain changes to the composition of various Board committees. Effective as of the Effective Time, the composition of each of the Board’s standing committees is as follows:

Audit Committee	Mr. Turner (chairperson) and Messrs. Nixon, Reed and Wilburn

Clinical Quality Committee	Mr. Indest (chairperson), Ms. Azare and Messrs. Holtz and Wilburn

Compensation Committee	Ms. Azare (chairperson) and Messrs. Goldberg and Tauzin

Corporate Development Committee	Mr. Nixon (chairperson) and Messrs. Holtz, Indest, Reed and Turner

Nominating and Corporate Governance Committee	Mr. Tauzin (chairperson) and Messrs. Goldberg and Nixon

In connection with their appointment to the Board, each Almost Family Designee will be entitled to the compensation paid to other non-employee directors and will enter into an indemnification agreement with the Company. A description of such compensation and indemnification agreement can be found in the Company’s proxy statement for its 2017 annual meeting of stockholders, which was filed with the SEC on April 28, 2017.

Officers

In accordance with the terms of the Merger Agreement, Keith G. Myers will continue to serve as the Chief Executive Officer of the Company, in addition to his role as Chairman of the Board, Donald D. Stelly will continue to serve as President and Chief Operating Officer of the Company and Joshua L. Proffitt will continue to serve as Chief Financial Officer, Treasurer and an Executive Vice President of the Company.

Effective as of the Effective Time, as approved by the Board and pursuant to the Merger Agreement, C. Steven Guenthner was appointed to serve as the Chief Strategy Officer of the Company. Mr. Guenthener will also serve as President of Almost Family, which will operate as a wholly-owned subsidiary of the Company following the consummation of the Merger. Prior to the Merger, Mr. Guenthner served as President and Principal Financial Officer of Almost Family. William B. Yarmuth was appointed to serve as Special Advisor to the Company and will serve in a consulting capacity. Prior to the Merger, Mr. Yarmuth served as Almost Family’s Chairman and Chief Executive Officer.

In addition, effective as of the Effective Time, Jeffrey T. Reibel was appointed to serve as the Senior Vice President and Chief Accounting Officer of the Company. Prior to the Merger, Mr. Reibel served as Vice President and Chief Accounting Officer of Almost Family. The Company entered into an employment agreement with Mr. Reibel that provides for a base salary of $300,000, a target bonus for 2018 equal to 50% of his base salary, and participation in all incentive plans, savings and retirement plans, and health and welfare programs that are generally available to senior executive officers of the Company. In addition, pursuant to his employment agreement, Mr. Reibel received a one-time grant of restricted stock having a value equal to $500,000, subject to five-year vesting based on his continued employment with the Company. In the event Mr. Reibel’s employment with the Company is terminated by the Company without Cause or by him for Good Reason (as such terms are defined in the employment agreement), he will be entitled to receive a lump sum severance payment equal to 1.5 times (or 2.5 times, in the event his employment is terminated within two years following a change in control of the Company) the sum of his base salary and annual bonus, a prorated annual bonus, continued health coverage at active-employee rates for 18 months and vesting of his outstanding equity awards.

Mr. Reibel joined Almost Family in September of 2010 as Vice President of Finance and became Vice President and Chief Accounting Officer in 2012. Prior to joining Almost Family, Mr. Reibel served as Chief Executive Officer of a private compliance company he founded in 2006. Mr. Reibel’s experience also includes three years as Controller and Principal Accounting Officer for a publicly traded company, and twelve years with Ernst & Young LLP, specializing in audits of public companies and various clients in the healthcare industry, including home health.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger and in accordance with the terms of the Merger Agreement, effective as of the Effective Time, the Company’s certificate of incorporation was amended and restated (the “Amended and Restated Charter”) in order to increase the number of shares of common stock the Company is authorized to issue under its certificate of incorporation to 60,000,000 from 40,000,000 shares.

The foregoing description of the Amended and Restated Charter does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amended and Restated Charter, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 29, 2018, the Company held a Special Meeting of Stockholders (the “Special Meeting”). Of the 18,285,192 issued and outstanding shares of Company Common Stock entitled to vote at the meeting, 16,255,664 of the shares voted in person or by proxy, representing 89% of the total eligible voting shares.

The following three proposals were submitted to a vote of the Company’s stockholders at the Special Meeting and the final voting results for each proposal are set forth below. There were no broker non-votes on any of the proposals.

1.	The stockholders approved the issuance of shares of the Company’s Common Stock to the stockholders of Almost Family pursuant to the Merger as contemplated by the Merger Agreement. The voting results are as follows:

For	Against	Abstain
16,227,340	9,473	18,851

2.	The stockholders approved the adoption of the Amended and Restated Charter. The voting results are as follows:

For	Against	Abstain
16,231,584	6,667	17,413

3.	The stockholders approved any motion to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of the Company’s Common Stock to the Almost Family stockholders pursuant to the Merger. The voting results are as follows:

For	Against	Abstain
15,536,389	698,396	20,879

Item 8.01. Other Events.

On March 29, 2018, the Company and Almost Family issued a joint press release announcing the results of the proposals considered at each company’s special meeting. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated by reference herein.

On April 2, 2018, the Company issued a press release announcing the completion of the Merger, a copy of which is filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required pursuant to this Item 9.01(a) in relation to the Merger will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required pursuant to this Item 9.01(b) in relation to the Merger will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date by which this Current Report is required to be filed.

(d) Exhibits:

3.1	Amended and Restated Charter

10.1	Senior Secured Credit Facility, dated March 30, 2018, between LHC Group, Inc., the Lenders Party Thereto, JPMorgan Chase Bank, N.A. and Capital One, National Association*

99.1	Joint Press Release of LHC Group, Inc. and Almost Family, Inc., issued March 29, 2018

99.2	Press Release of LHC Group, Inc., issued April 2, 2018

*	The annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted annexes and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 2, 2018	LHC GROUP, INC.
(Registrant)

/s/ JOSHUA L. PROFFITT
Joshua L. Proffitt
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)